UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HARVARD ILLINOIS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners II, L.P.

Stilwell Value Partners VII, L.P.

Stilwell Partners, L.P.

Stilwell Value LLC

Joseph Stilwell

Mark S. Saladin

Scott Ripkey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On March 1, 2013, Joseph Stilwell and affiliated entities filed Amendment No. 6 to their Schedule 13D (the "Amendment") relating to Harvard Illinois Bancorp, Inc., a copy of which is filed herewith.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY JOSEPH STILWELL AND OTHER PARTICIPANTS FROM THE STOCKHOLDERS OF HARVARD ILLINOIS BANCORP, INC. FOR USE AT ITS 2013 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF HARVARD ILLINOIS BANCORP, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS INCLUDED IN THE AMENDMENT FILED HEREWITH.

CUSIP No. 417429107	SCHEDULE 13D	Page 1 of 24

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 6)

HARVARD ILLINOIS BANCORP, INC.

(Name of Issuer)

Common Stock, par value $0.01 per share

(Title of Class of Securities)

417429107

(CUSIP Number)

Mr. Joseph Stilwell

111 Broadway, 12th Floor

New York, New York 10006

Telephone: (212) 269-5800

with a copy to:

Mary Ann Frantz

Miller Nash LLP

111 S.W. Fifth Avenue, Suite 3400

Portland, Oregon 97204

Telephone: (503) 224-5858

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

February 28, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 417429107	SCHEDULE 13D	Page 2 of 24

1	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
Stilwell Value Partners II, L.P.
2	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☒
(b)
3	SEC Use Only
4	Source of Funds (See Instructions) WC, OO
5	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) [ ]
6	Citizenship or Place of Organization: Delaware
Number of Shares Beneficially Owned by Each Reporting Person With
7. Sole Voting Power: 0
8. Shared Voting Power: 80,000
9. Sole Dispositive Power: 0
10. Shared Dispositive Power: 80,000
11	Aggregate Amount Beneficially Owned by Each Reporting Person: 80,000
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) [ ]
13	Percent of Class Represented by Amount in Row (11): 9.8%
14	Type of Reporting Person (See Instructions) PN

CUSIP No. 417429107	SCHEDULE 13D	Page 3 of 24

1	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
Stilwell Value Partners VII, L.P.
2	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☒
(b)
3	SEC Use Only
4	Source of Funds (See Instructions) WC, OO
5	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) [ ]
6	Citizenship or Place of Organization: Delaware
Number of Shares Beneficially Owned by Each Reporting Person With
7. Sole Voting Power: 0
8. Shared Voting Power: 80,000
9. Sole Dispositive Power: 0
10. Shared Dispositive Power: 80,000
11	Aggregate Amount Beneficially Owned by Each Reporting Person: 80,000
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) [ ]
13	Percent of Class Represented by Amount in Row (11): 9.8%
14	Type of Reporting Person (See Instructions) PN

CUSIP No. 417429107	SCHEDULE 13D	Page 4 of 24

1	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
Stilwell Partners, L.P.
2	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☒
(b)
3	SEC Use Only
4	Source of Funds (See Instructions) WC, OO
5	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) [ ]
6	Citizenship or Place of Organization: Delaware
Number of Shares Beneficially Owned by Each Reporting Person With
7. Sole Voting Power: 0
8. Shared Voting Power: 80,000
9. Sole Dispositive Power: 0
10. Shared Dispositive Power: 80,000
11	Aggregate Amount Beneficially Owned by Each Reporting Person: 80,000
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) [ ]
13	Percent of Class Represented by Amount in Row (11): 9.8%
14	Type of Reporting Person (See Instructions) PN

CUSIP No. 417429107	SCHEDULE 13D	Page 5 of 24

1	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
Stilwell Value LLC
2	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☒
(b)
3	SEC Use Only
4	Source of Funds (See Instructions) n/a
5	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) [ ]
6	Citizenship or Place of Organization: Delaware
Number of Shares Beneficially Owned by Each Reporting Person With
7. Sole Voting Power: 0
8. Shared Voting Power: 80,000
9. Sole Dispositive Power: 0
10. Shared Dispositive Power: 80,000
11	Aggregate Amount Beneficially Owned by Each Reporting Person: 80,000
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) [ ]
13	Percent of Class Represented by Amount in Row (11): 9.8%
14	Type of Reporting Person (See Instructions) OO

CUSIP No. 417429107	SCHEDULE 13D	Page 6 of 24

1	Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
Joseph Stilwell
2	Check the Appropriate Box if a Member of a Group (See Instructions)
(a) ☒
(b)
3	SEC Use Only
4	Source of Funds (See Instructions) n/a
5	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) [ ]
6	Citizenship or Place of Organization: United States
Number of Shares Beneficially Owned by Each Reporting Person With
7. Sole Voting Power: 0
8. Shared Voting Power: 80,000
9. Sole Dispositive Power: 0
10. Shared Dispositive Power: 80,000
11	Aggregate Amount Beneficially Owned by Each Reporting Person: 80,000
12	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) [ ]
13	Percent of Class Represented by Amount in Row (11): 9.8%
14	Type of Reporting Person (See Instructions) IN

CUSIP No. 417429107	SCHEDULE 13D	Page7 of 24

Item 1.  Security and Issuer

This is the sixth amendment (this "Sixth Amendment") to the original Schedule 13D, which was filed on April 1, 2011 (the "Original Schedule 13D"), amended on April 7, 2011 (the "First Amendment"), on February 2, 2012 (the "Second Amendment"), on February 7, 2012 (the "Third Amendment"), on April 6, 2012 (the "Fourth Amendment"), and on May 25, 2012 (the "Fifth Amendment"). This Sixth Amendment is being filed jointly by Stilwell Value Partners II, L.P., a Delaware limited partnership ("Stilwell Value Partners II"); Stilwell Value Partners VII, L.P., a Delaware limited partnership ("Stilwell Value Partners VII"); Stilwell Partners, L.P., a Delaware limited partnership ("Stilwell Partners"); Stilwell Value LLC, a Delaware limited liability company ("Stilwell Value LLC"), and the general partner of Stilwell Value Partners II and Stilwell Value Partners VII; and Joseph Stilwell, the managing member of and owner of more than 99% of the equity in Stilwell Value LLC and the general partner of Stilwell Partners. All the filers of this statement are collectively referred to herein as the "Group."

This statement relates to the common stock, par value $0.01 per share ("Common Stock"), of Harvard Illinois Bancorp, Inc. (the "Issuer"). The address of the principal executive offices of the Issuer is 58 North Ayer Street, Harvard, Illinois 60033. The joint filing agreement of the members of the Group is attached as Exhibit 1 to the Original Schedule 13D.

Item 2.  Identity and Background

(a)-(c)  This statement is filed by Joseph Stilwell with respect to the shares of Common Stock beneficially owned by Joseph Stilwell, including shares of Common Stock held in the names of Stilwell Value Partners II, Stilwell Value Partners VII and Stilwell Partners in Joseph Stilwell's capacities as the general partner of Stilwell Partners and the managing member and 99% owner of Stilwell Value LLC, which is the general partner of Stilwell Value Partners II and Stilwell Value Partners VII.

The business address of Stilwell Value Partners II, Stilwell Value Partners VII, Stilwell Partners, Stilwell Value LLC, and Joseph Stilwell is 111 Broadway, 12th Floor, New York, New York 10006.

The principal employment of Joseph Stilwell is investment management. Stilwell Value Partners II, Stilwell Value Partners VII and Stilwell Partners are private investment partnerships engaged in the purchase and sale of securities for their own accounts. Stilwell Value LLC is in the business of serving as the general partner of Stilwell Value Partners II, Stilwell Value Partners VII and related partnerships.

(d)  During the past five years, no member of the Group has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e)  During the past five years, no member of the Group has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

(f)  Joseph Stilwell is a citizen of the United States.

CUSIP No. 417429107	SCHEDULE 13D	Page 8 of 24

Item 3.  Source and Amount of Funds or Other Consideration

Since the filing of the Second Amendment, no funds have been expended to acquire additional shares of Common Stock.

All purchases of shares of Common Stock made by the Group using funds borrowed from Fidelity Brokerage Services LLC, if any, were made in margin transactions on their usual terms and conditions. All or part of the shares of Common Stock owned by members of the Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the Group. Such loans generally bear interest at a rate based on the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Item 4.  Purpose of Transaction

We are filing this Sixth Amendment to announce our nominees for the Issuer's upcoming election of directors. As the Issuer has been unable to earn normalized return on equity within a reasonable timeframe, we believe the institution should be sold.

Copies of nominee agreements with our nominee and alternate nominee are attached as Exhibits 6 and 7 to this Sixth Amendment. Copies of stock option agreements with our nominee and alternate nominee are attached as Exhibits 8 and 9 to this Sixth Amendment.

THIS SIXTH AMENDMENT MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE GROUP FROM THE ISSUER'S STOCKHOLDERS IN CONNECTION WITH THE ISSUER'S 2013 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY JOSEPH STILWELL AND OTHER PARTICIPANTS FROM THE ISSUER'S STOCKHOLDERS FOR USE AT THE ISSUER'S 2013 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS INCLUDED IN APPENDIX A HERETO AND INCORPORATED BY REFERENCE HEREIN.

Since 2000, affiliates of the Group have filed Schedule 13Ds to report greater than five percent positions in 46 other publicly traded companies. For simplicity, these affiliates are referred to as the “Group”, “we”, “us”, or “our.” In each instance, our purpose has been to profit from the appreciation in the market price of the shares we held by asserting shareholder rights. In each situation, we believed that the values of the companies’ assets were not adequately reflected in the market prices of their shares. The filings are described below.

On May 1, 2000, we filed a Schedule 13D to report a position in Security of Pennsylvania Financial Corp. ("SPN"). We scheduled a meeting with senior management to discuss ways to maximize the value of SPN's assets. On June 2, 2000, prior to the scheduled meeting, SPN and Northeast Pennsylvania Financial Corp. announced SPN's acquisition. We then sold our shares on the open market.

CUSIP No. 417429107	SCHEDULE 13D	Page 9 of 24

On July 7, 2000, we filed a Schedule 13D to report a position in Cameron Financial Corporation ("Cameron"). We exercised our shareholder rights by, among other things, requesting that Cameron management hire an investment banker, demanding Cameron's list of shareholders, meeting with Cameron's management, demanding that Cameron invite our representatives to join the board, writing to other Cameron shareholders to express our dismay with management's inability to maximize shareholder value and publishing that letter in the local press. On October 6, 2000, Cameron announced its sale to Dickinson Financial Corp., and we sold our shares on the open market.

On January 4, 2001, following the announcement by Community Financial Corp. ("CFIC") of the sale of two of its four subsidiary banks and its intention to sell one or more of its remaining subsidiaries, we filed a Schedule 13D to report our position. We reported that we acquired CFIC stock for investment purposes. On January 25, 2001, CFIC announced the sale of one of its remaining subsidiaries. We then announced our intention to run an alternate slate of directors at the 2001 annual meeting if CFIC did not sell the remaining subsidiary by then. On March 27, 2001, we wrote to CFIC confirming that CFIC had agreed to meet with one of our proposed nominees to the board. On March 30, 2001, before our meeting took place, CFIC announced its merger with First Financial Corporation, and we sold our shares on the open market.

On February 23, 2001, we filed a Schedule 13D to report a position in Montgomery Financial Corporation ("Montgomery"). On April 20, 2001, we met with Montgomery's management, and suggested that they maximize shareholder value by selling the institution. We also informed management that we would run an alternate slate of directors at the 2001 annual meeting unless Montgomery were sold. Eleven days after we filed our Schedule 13D, however, Montgomery's board amended its bylaws to make it more difficult for us to run an alternate slate by limiting the pool of potential nominees to local persons with a banking relation and shortening the deadline to nominate an alternate slate. We located qualified nominees under the restrictive bylaw provisions and noticed our slate within the deadline. On June 5, 2001, Montgomery announced that it had hired a banker to explore a sale. On July 24, 2001, Montgomery announced its merger with Union Community Bancorp.

On June 14, 2001, we filed a Schedule 13D reporting a position in HCB Bancshares, Inc. ("HCBB"). On September 4, 2001, we reported that we had entered into a standstill agreement with HCBB, under which HCBB agreed to: (a) add a director selected by us, (b) consider conducting a Dutch tender auction, (c) institute annual financial targets, and (d) retain an investment banker to explore alternatives if it did not achieve the financial targets. On October 22, 2001, our nominee, John G. Rich, Esq., was named to the board. On January 31, 2002, HCBB announced a modified Dutch tender auction to repurchase 20% of its shares. Although HCBB's outstanding share count decreased by 33% between the filing of our original Schedule 13D and August 2003, HCBB did not achieve the financial target. On August 12, 2003, HCBB announced it had hired a banker to assist in exploring alternatives for maximizing shareholder value, including a sale. On January 14, 2004, HCBB announced its sale to Rock Bancshares Inc. and we sold our shares on the open market.

CUSIP No. 417429107	SCHEDULE 13D	Page 10 of 24

On December 15, 2000, we filed a Schedule 13D reporting a position in Oregon Trail Financial Corp. ("OTFC"). In January 2001, we met with the management of OTFC to discuss our concerns that management was not maximizing shareholder value, and we proposed that OTFC voluntarily place our nominees on the board. OTFC rejected our proposal, and we announced our intention to solicit proxies to elect a board nominee. We demanded OTFC's shareholder list, but it refused. We sued OTFC in Baker County, Oregon, and the court ruled in our favor and sanctioned it. We also sued two OTFC directors alleging that one had violated OTFC's residency requirement and that the other had committed perjury. Both suits were dismissed pre-trial but we filed an appeal in one suit and were permitted to re-file the other suit in state court. On August 16, 2001, we started soliciting proxies to elect Kevin D. Padrick, Esq. to the board. We argued in our proxy materials that OTFC should have repurchased its shares at prices below book value. OTFC announced the hiring of an investment banker. Then, the day after the 9/11 attacks, OTFC sued us in Portland, Oregon and moved to invalidate our proxies; the court denied the motion and the election proceeded.

On October 12, 2001, OTFC's shareholders elected our candidate by a 2-1 margin. In the five months after the filing of our first proxy statement (i.e., from August 1, 2001 through December 31, 2001), OTFC repurchased approximately 15% of its shares. On March 12, 2002, we entered into a standstill agreement with OTFC. OTFC agreed to: (a) achieve annual targets for return on equity, (b) reduce their current capital ratio, (c) obtain advice from an investment banker regarding annual 10% stock repurchases, (d) re-elect our director to the board, (e) reimburse a portion of our expenses, and (f) withdraw their lawsuit. On February 24, 2003, OTFC and FirstBank NW Corp. announced their merger, and we sold substantially all of our shares on the open market.

On November 25, 2002, we filed a Schedule 13D reporting a position in American Physicians Capital, Inc. ("ACAP"). The Schedule 13D disclosed that on January 18, 2002, Michigan's insurance department had approved our request to solicit proxies to elect two directors to ACAP's board. On January 29, 2002, we noticed our intention to nominate two directors at the 2002 annual meeting. On February 20, 2002, we entered into a three-year standstill agreement with ACAP, providing for ACAP to add our nominee, Spencer L. Schneider, Esq., to its board. ACAP also agreed to consider using a portion of its excess capital to repurchase ACAP's shares in each of the fiscal years 2002 and 2003 so that its outstanding share count would decrease by 15% for each of those years. In its 2002 fiscal year, ACAP repurchased 15% of its outstanding shares; these repurchases were highly accretive to per-share book value. On November 6, 2003, ACAP announced a reserve charge and that it would explore options to maximize shareholder value. It also announced that it would exit the healthcare and workers' compensation insurance businesses. ACAP then announced that it had retained Sandler O'Neill & Partners, L.P., to assist the board. On December 2, 2003, ACAP announced the early retirement of its President and CEO. On December 23, 2003, ACAP named R. Kevin Clinton its new President and CEO. On June 24, 2004, ACAP announced that it had decided that the best means to maximize shareholder value would be to shed non-core businesses and focus on its core business line in its core markets. We increased our holdings in ACAP, and we announced that we intended to seek additional board representation. On November 10, 2004, ACAP invited Mr. Stilwell to sit on the board, and we entered into a new standstill agreement. This agreement was terminated in November 2007, with our nominees remaining on ACAP's board. On May 8, 2008, our nominees were re-elected to three-year terms expiring in 2011. On passage of federal healthcare legislation in 2010, ACAP became concerned about the fundamentals of its business and promptly acted to assess its strategic alternatives. On October 22, 2010, ACAP was acquired by The Doctors Company.

CUSIP No. 417429107	SCHEDULE 13D	Page 11 of 24

On June 30, 2003, we filed a Schedule 13D reporting a position in FPIC Insurance Group, Inc. ("FPIC"). On August 12, 2003, Florida's insurance department approved our request to hold more than 5% of FPIC's shares, to solicit proxies to hold board seats, and to exercise shareholder rights. On November 10, 2003, FPIC invited our nominee, John G. Rich, Esq., to join the board and we signed a confidentiality agreement. On June 7, 2004, we disclosed that because FPIC's management had taken steps to increase shareholder value and because its market price increased and reflected fair value in our estimation, we sold our shares on the open market, decreasing our holdings below five percent. Our nominee was invited to remain on the board after we sold our stake.

On March 29, 2004, we filed a Schedule 13D reporting a position in Community Bancshares, Inc. ("COMB"). We disclosed our intention to meet with COMB's management and evaluate management's progress in resolving its regulatory issues, lawsuits, problem loans, and non-performing assets, and that we would likely support management if it effectively addressed COMB's challenges. On November 21, 2005, we amended our Schedule 13D and stated that although we believed that COMB's management had made good progress, COMB's return on equity would likely remain below average for the foreseeable future, and it should therefore be sold. On November 21, 2005, we also stated that if COMB did not announce a sale before our deadline to solicit proxies for the next annual meeting, we would solicit proxies to elect our own slate. On January 6, 2006, we disclosed the names of our three board nominees. On May 1, 2006, COMB announced its sale to The Banc Corporation, and we sold our shares on the open market.

On June 20, 2005, we filed a Schedule 13D reporting a position in Prudential Bancorp, Inc. of Pennsylvania ("PBIP"). Most of PBIP's shares are held by the Prudential Mutual Holding Company (the "MHC"), which is controlled by PBIP's board. The MHC controls most corporate decisions coming up for a shareholder vote, such as the election of directors. But regulations promulgated by the FDIC previously barred the MHC from voting on PBIP's management stock benefit plans, and PBIP's IPO prospectus indicated that the MHC would not vote on the plans. We announced in August 2005 that we would solicit proxies to oppose adoption of the plans as a referendum to place Mr. Stilwell on the board. PBIP decided not to put the plans up for a vote at the 2006 annual meeting.

In December 2005, we solicited proxies to withhold votes on the election of directors as a referendum to place Mr. Stilwell on the board. At the 2006 annual meeting, 71% of PBIP's voting public shares were withheld from voting on management's nominees.

On April 6, 2006, PBIP announced that just after we had filed our Schedule 13D, it had secretly solicited a letter from an FDIC staffer (which it concealed from the public) that the MHC would be allowed to vote in favor of the plans. PBIP also announced a special meeting to vote on the plans. We alerted the Board of Governors of the Federal Reserve System (the "Fed") about this announcement, and PBIP was directed to seek Fed approval before adopting the plans. On April 19, 2006, PBIP postponed the special meeting. The Fed subsequently followed the FDIC's position in September 2006. In December 2006, we solicited proxies to withhold votes on the election of PBIP's directors at the 2007 annual meeting. At the meeting, 75% of PBIP's voting public shares were withheld. Also during the annual meeting, PBIP's President and Chief Executive Officer, in response to a question posed by Mr. Stilwell, was unable to state the meaning of per share return on equity. On March 7, 2007, we disclosed that we were publicizing the results of PBIP's elections and its directors' unwillingness to hold a democratic vote on the stock plans by placing billboard advertisements throughout Philadelphia.

CUSIP No. 417429107	SCHEDULE 13D	Page 12 of 24

In December 2007, we filed proxy materials for the solicitation of proxies to withhold votes on the election of PBIP's directors at the 2008 annual meeting of shareholders. At the February 4, 2008 annual meeting, an average of 77% of PBIP's voting public shares withheld their votes. Excluding shares held in PBIP's ESOP, an average of 88% of the voting public shares withheld their votes in this election.

On October 4, 2006, we sued PBIP, the MHC, and the directors of PBIP and the MHC in federal court in Philadelphia seeking an order to prevent the MHC from voting in favor of the plans. On August 15, 2007, the court dismissed some claims, but sustained our cause of action against the MHC as majority shareholder of PBIP for breach of fiduciary duties. Discovery proceeded and all the directors were deposed. Both sides moved for summary judgment, but the court ordered the case to trial which was scheduled for June 2008. On May 22, 2008, we voluntarily discontinued the lawsuit after determining that it would be more effective and appropriate to pursue the directors on a personal basis in a derivative action. On June 11, 2008, we filed a notice to appeal certain portions of the lower court's August 15, 2007 order dismissing portions of the lawsuit.

We entered into a settlement agreement and an expense agreement with PBIP in November 2008 under which we agreed to support PBIP's stock benefit plans, drop our litigation and withdraw our shareholder demand, and generally support management, and, in exchange, PBIP agreed, subject to certain conditions, to repurchase up to 3 million of its shares (including shares previously purchased), reimburse a portion of our expenses, and either adopt a second step conversion or add our nominee who meets certain qualification requirements to its board if the repurchases were not completed by a specified time.

On March 5, 2010, we reported that our ownership in PBIP had dropped below 5 percent as a result of open market sales and sales of common stock to PBIP.

On January 19, 2006, we filed a Schedule 13D reporting a position in SCPIE Holdings Inc. ("SKP"). We announced we would run our slate of directors at the 2006 annual meeting and demanded SKP's shareholder list. SKP initially refused to timely produce the list, but did so after we sued it in Delaware Chancery Court. We engaged in a proxy contest at the 2006 annual meeting, but SKP's directors were elected. On December 14, 2006, SKP agreed to place Mr. Stilwell on the board. On October 16, 2007, Mr. Stilwell resigned from SKP's board after it approved a sale of SKP that Mr. Stilwell believed was an inferior offer. We solicited shareholder proxies in opposition to the proposed sale; however, the sale was approved.

On July 27, 2006, we filed a Schedule 13D reporting a position in Roma Financial Corp. ("ROMA"). Nearly 70% of ROMA's shares are held by a mutual holding company (like PBIP, NECB and WMPN) controlled by ROMA's board. In April 2007, we engaged in a proxy solicitation at ROMA's first annual meeting, urging shareholders to withhold their vote from management's slate. ROMA did not put their stock benefit plans up for a vote at that meeting. We then met with ROMA management. In the four months after ROMA became eligible to repurchase its shares, it promptly announced and substantially completed repurchases of 15% of its publicly held shares, which were accretive to shareholder value. In our judgment, management came to understand the importance of proper capital allocation. Based on ROMA management's prompt implementation of shareholder-friendly capital allocation plans, we supported management's adoption of stock benefit plans at the 2008 shareholder meeting, and we sold our shares in the open market.

CUSIP No. 417429107	SCHEDULE 13D	Page 13 of 24

On November 5, 2007, we filed a Schedule 13D reporting a position in NorthEast Community Bancorp, Inc. ("NECB"). A majority of NECB's shares are held by a mutual holding company (like PBIP, ROMA and WMPN) controlled by NECB's board. We presented a model stock benefit plan to management that we would support based on a vesting schedule that more closely aligns management's interests to shareholder returns. NECB’s management responded to the proposal with a form letter. On July 1, 2010, we delivered a written demand to NECB demanding to inspect its shareholder list. On July 22, 2010, NECB announced its first ever share repurchase plan. NECB, however, refused to supply us with the shareholder list. Therefore, on July 23, 2010, we sued NECB in federal court in New York seeking an order compelling compliance. On August 31, 2010, NECB produced the list of shareholders to us and we dismissed the lawsuit. We have written to shareholders expressing our belief that NECB’s directors have not properly overseen management. On October 3, 2011, we sent a letter to NECB's board of directors demanding that NECB expand the board with disinterested directors to consider a second step conversion. On November 2, 2011, we filed a lawsuit against NECB's board of directors, personally and derivatively, for abuse of a federal bank charter to perpetuate nepotism. On November 16, 2011, we sent a letter to the Securities and Exchange Commission arguing that Part II, Item 1 of NECB's Form 10-Q, filed on November 14, 2011, is misleading in regards to our lawsuit.

On May 23, 2008, we filed a Schedule 13D reporting a position in William Penn Bancorp, Inc. ("WMPN"). A majority of WMPN's shares are held by a mutual holding company (like PBIP, ROMA and NECB) controlled by WMPN's board. We hope to work with management in maximizing shareholder value. We provided a PowerPoint presentation to management regarding our views on capital allocation.

On May 30, 2008, we filed a Schedule 13D reporting a position in Malvern Federal Bancorp, Inc. ("MLVF"). When we announced our reporting position, a majority of MLVF's shares were held by a mutual holding company (like NECB, PBIP, ROMA, and WMPN) controlled by MLVF's board. On October 26, 2010, we mailed a letter to MLVF demanding that it pursue a derivative action against its directors for breach of their fiduciary duties. MLVF failed to pursue the action and, on June 3, 2011, we sued MLVF's directors demanding that the court, among other things, order the directors to properly consider pursuing a second step conversion. On November 9, 2011, The Honorable Judge Howard F. Riley, Jr., overruled the director defendants' preliminary objections to the derivative lawsuit. On January 17, 2012, MLVF announced its intention to undertake a second step conversion and we withdrew the lawsuit. On August 22, 2012, MLVF announced commencement of its stock offering in connection with the conversion. The conversion and stock offering were completed on October 11, 2012, and our shares were converted into shares of Malvern Bancorp, Inc.

CUSIP No. 417429107	SCHEDULE 13D	Page 14 of 24

On November 7, 2008, we filed a Schedule 13D reporting a position in Kingsway Financial Services Inc. ("KFS"). We requested a meeting with its CEO and chairman to discuss ways to maximize shareholder value and minimize both operational and balance sheet risks, but the CEO was unresponsive. We then requisitioned a special shareholder meeting to remove the CEO and chairman from the KFS board and replace them with our two nominees. On January 7, 2009, we entered into a settlement agreement with KFS whereby, among other things, the CEO resigned from the KFS board and KFS expanded its board from nine to ten seats and appointed our nominees to fill the two vacant seats on the board. By April 23, 2009, the board was reconstituted with just three of the original ten legacy directors remaining. Also, Joseph Stilwell was appointed to fill the vacancy created by the resignation of one of our nominees, Larry G. Swets, Jr., and our other nominee, Spencer L. Schneider, was elected chairman of the board. In addition, the CEO and CFO were fired for incompetence and insubordination. By November 3, 2009, all of the legacy directors had resigned from the board. On May 27, 2010, Mr. Stilwell and Mr. Schneider were re-elected to the board. On June 1, 2010, Mr. Swets was appointed CEO. During the time the Group has had board representation, KFS has sold non-core assets, repurchased public debt at a discount to face value, sold a credit-sensitive asset, disposed of its subsidiary Lincoln General, substantially reduced its expenses, and reduced other balance sheet and operations risks.

On December 29, 2008, we filed a Schedule 13D reporting a position in First Savings Financial Group, Inc. ("FSFG"). We met with management in New York. FSFG announced a stock repurchase plan and began repurchasing its shares. In December 2009, we reported that our beneficial ownership in the outstanding FSFG common stock had fallen below 5 percent.

On March 12, 2009, we filed a Schedule 13D reporting a position in Alliance Bancorp, Inc. of Pennsylvania ("ALLB"). When we announced our reporting position, a majority of ALLB's shares were held by a mutual holding company (like NECB, PBIP, ROMA and WMPN) controlled by ALLB's board. However, on August 11, 2010, ALLB announced its intention to undertake a second step offering, selling all shares to the public. The plan of conversion and reorganization was approved by depositors at a special meeting held December 29, 2010. We strongly supported ALLB’s action. Following completion of the conversion of Alliance Bank from the mutual holding company structure to the stock holding company structure, we increased our stake with the belief that shareholders and ALLB will do well if management focuses on profitability.

On September 24, 2010, we filed a Schedule 13D reporting a position in FedFirst Financial Corporation ("FFCO"). We hope to work with management and the board to maximize shareholder value.

On October 8, 2010, we filed a Schedule 13D reporting a position in Wayne Savings Bancshares, Inc. ("WAYN"). We hope to work with management and the board to maximize shareholder value.

On October 18, 2010, we filed a Schedule 13D reporting a position in Standard Financial Corp. ("STND"). We hope to work with management and the board to maximize shareholder value.

On January 3, 2011, we filed a Schedule 13D reporting a position in Home Federal Bancorp, Inc. of Louisiana ("HFBL"). On February 7, 2013, we disclosed that we sold shares on the open market, decreasing our holdings below five percent.

On February 7, 2011, we filed a Schedule 13D reporting a position in Wolverine Bancorp, Inc. ("WBKC"). We hope to work with management and the board to maximize shareholder value.

CUSIP No. 417429107	SCHEDULE 13D	Page 15 of 24

On February 28, 2011, we filed a Schedule 13D reporting a position in SP Bancorp, Inc. ("SPBC"). We hope to work with management and the board to maximize shareholder value.

On March 28, 2011, we filed a Schedule 13D reporting a position in Eureka Financial Corp. ("EKFC"). We hope to work with management and the board to maximize shareholder value.

On April 11, 2011, we filed a Schedule 13D reporting a position in Fraternity Community Bancorp, Inc. ("FRTR"). We hope to work with management and the board to maximize shareholder value.

On April 18, 2011, we filed a Schedule 13D reporting a position in Sunshine Financial, Inc. ("SSNF"). We hope to work with management and the board to maximize shareholder value.

On July 5, 2011, we filed a Schedule 13D reporting a position in Jacksonville Bancorp, Inc. ("JSXB"). We hope to work with management and the board to maximize shareholder value.

On July 11, 2011, we filed a Schedule 13D reporting a position in Naugatuck Valley Financial Corporation ("NVSL"). We hope to work with management and the board to maximize shareholder value.

On August 24, 2011, we filed a Schedule 13D reporting a position in Colonial Financial Services, Inc. ("COBK"). We hope to work with management and the board to maximize shareholder value.

On September 12, 2011, we filed a Schedule 13D reporting a position in First Financial Northwest, Inc. ("FFNW"). On January 11, 2012, Spencer L. Schneider became a member of FFNW's Board. On February 15, 2012, Mr. Schneider resigned and we announced our intention to run a contested election at FFNW's 2012 annual meeting of shareholders. We mailed our proxy materials to FFNW's shareholders in April 2012 seeking election of our nominee. At FFNW's 2012 annual meeting of shareholders held on May 24, 2012, our nominee beat Victor Karpiak, the Chairman and President, by a substantial percentage. FFNW attempted to invalidate our votes and we sued to enforce our rights. The lawsuit has now been settled, conditional upon our nominee, Kevin Padrick, being seated.

On September 23, 2011, we filed a Schedule 13D reporting a position in Poage Bankshares, Inc. ("PBSK"). We hope to work with management and the board to maximize shareholder value.

On September 29, 2011, we filed a Schedule 13D reporting a position in United Insurance Holdings Corp. ("UIHC"). On December 17, 2012, we disclosed that we sold shares on the open market, decreasing our holdings below five percent.

On October 7, 2011, we filed a Schedule 13D reporting a position in Provident Financial Holdings, Inc. (“PROV”). We hope to work with management and the board to maximize shareholder value.

On October 24, 2011, we filed a Schedule 13D reporting a position in ASB Bancorp, Inc. ("ASBB"). We hope to work with management and the board to maximize shareholder value.

CUSIP No. 417429107	SCHEDULE 13D	Page 16 of 24

On November 21, 2011, we filed a Schedule 13D reporting a position in Sound Financial, Inc. ("SNFL"). On August 22, 2012, Sound Financial Bancorp, Inc. ("SFBC") announced completion of its second step conversion and our shares of SNFL were converted into shares of SFBC. We hope to work with management and the board to maximize shareholder value.

On January 19, 2012, we filed a Schedule 13D reporting a position in West End Indiana Bancshares, Inc. ("WEIN"). We hope to work with management and the board to maximize shareholder value.

On March 5, 2012, we filed a Schedule 13D reporting a position in IF Bancorp, Inc. ("IROQ"). We hope to work with management and the board to maximize shareholder value.

On May 7, 2012, we filed a Schedule 13D reporting a position in Anchor Bancorp ("ANCB"). We hope to work with management and the board to maximize shareholder value.

On July 23, 2012, we filed a Schedule 13D reporting a position in Georgetown Bancorp, Inc. ("GTWN"). We hope to work with management and the board to maximize shareholder value.

On September 21, 2012, we filed a Schedule 13D reporting a position in Fairmount Bancorp, Inc. ("FMTB"). We hope to work with management and the board to maximize shareholder value.

On October 22, 2012, we filed a Schedule 13D reporting a position in Hamilton Bancorp, Inc. ("HBK"). We hope to work with management and the board to maximize shareholder value.

On November 23, 2012, we filed a Schedule 13D reporting a position in Polonia Bancorp, Inc. ("PBCP"). We hope to work with management and the board to maximize shareholder value.

On November 29, 2012, we filed a Schedule 13D reporting a position in TF Financial Corporation ("THRD"). We hope to work with management and the board to maximize shareholder value.

On January 22, 2013, we filed a Schedule 13D reporting a position in United Community Bancorp ("UCBA"). We hope to work with management and the board to maximize shareholder value.

On February 25, 2013, we filed a Schedule 13D reporting a position in HopFed Bancorp, Inc. ("HFBC"). We intend to seek board representation.

Members of the Group may seek to make additional purchases or sales of shares of Common Stock. Except as described in this filing, no member of the Group has any plans or proposals which relate to, or could result in, any of the matters referred to in paragraphs (a) through (j), inclusive, of Item 4 of Schedule 13D. Members of the Group may, at any time and from time to time, review or reconsider their positions and formulate plans or proposals with respect thereto.

CUSIP No. 417429107	SCHEDULE 13D	Page 17 of 24

Item 5.  Interest in Securities of the Issuer

The percentages used in this filing are calculated based on the number of outstanding shares of Common Stock, 816,076, reported as the number of outstanding shares as of November 9, 2012, in the Issuer's Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012.

(A)	Stilwell Value Partners II

(a)	Aggregate number of shares beneficially owned: 80,000

Percentage: 9.8%

(b)	1. Sole power to vote or to direct vote: 0

2. Shared power to vote or to direct vote: 80,000

3. Sole power to dispose or to direct the disposition: 0

4. Shared power to dispose or to direct disposition: 80,000

(c) Stilwell Value Partners II has not purchased or sold any shares of Common Stock since the filing of the Second Amendment.

(d) Because he is the managing member and 99% owner of Stilwell Value LLC, which is the general partner of Stilwell Value Partners II, Joseph Stilwell has the power to direct the affairs of Stilwell Value Partners II, including the voting and disposition of shares of Common Stock held in the name of Stilwell Value Partners II. Therefore, Joseph Stilwell is deemed to share voting and disposition power with Stilwell Value Partners II with regard to those shares of Common Stock.

(B)	Stilwell Value Partners VII

(a)	Aggregate number of shares beneficially owned: 80,000

Percentage: 9.8%

(b)	1. Sole power to vote or to direct vote: 0

2. Shared power to vote or to direct vote: 80,000

3. Sole power to dispose or to direct the disposition: 0

4. Shared power to dispose or to direct disposition: 80,000

(c) Stilwell Value Partners VII has not purchased or sold any shares of Common Stock since the filing of the Second Amendment.

(d) Because he is the managing member and 99% owner of Stilwell Value LLC, which is the general partner of Stilwell Value Partners VII, Joseph Stilwell has the power to direct the affairs of Stilwell Value Partners VII, including the voting and disposition of shares of Common Stock held in the name of Stilwell Value Partners VII. Therefore, Joseph Stilwell is deemed to share voting and disposition power with Stilwell Value Partners VII with regard to those shares of Common Stock.

(C)	Stilwell Partners

(a)	Aggregate number of shares beneficially owned: 80,000

Percentage: 9.8%

CUSIP No. 417429107	SCHEDULE 13D	Page 18 of 24

(b)	1. Sole power to vote or to direct vote: 0

2. Shared power to vote or to direct vote: 80,000

3. Sole power to dispose or to direct the disposition: 0

4. Shared power to dispose or to direct disposition: 80,000

(c)	Stilwell Partners has not purchased or sold any shares of Common Stock since the filing of the Original Schedule 13D.

(d)   Because he is the general partner of Stilwell Partners, Joseph Stilwell has the power to direct the affairs of Stilwell Partners, including the voting and disposition of shares of Common Stock held in the name of Stilwell Partners. Therefore, Joseph Stilwell is deemed to share voting and disposition power with Stilwell Partners with regard to those shares of Common Stock.

(D)	Joseph Stilwell

(a)	Aggregate number of shares beneficially owned: 80,000

Percentage: 9.8%

(b)	1. Sole power to vote or to direct vote: 0

2. Shared power to vote or to direct vote: 80,000

3. Sole power to dispose or to direct the disposition: 0

4. Shared power to dispose or to direct disposition: 80,000

(c)	Joseph Stilwell has made no purchases of shares of Common Stock.

(E)	Stilwell Value LLC

(a)	Aggregate number of shares beneficially owned: 80,000

Percentage: 9.8%

(b)	1. Sole power to vote or to direct vote: 0

2. Shared power to vote or to direct vote: 80,000

3. Sole power to dispose or to direct the disposition: 0

4. Shared power to dispose or to direct disposition: 80,000

(c)	Stilwell Value LLC has made no purchases of shares of Common Stock.

(d)   Because he is the managing member and 99% owner of Stilwell Value LLC, Joseph Stilwell has the power to direct the affairs of Stilwell Value LLC. Stilwell Value LLC is the general partner of Stilwell Value Partners II and Stilwell Value Partners VII. Therefore, Stilwell Value LLC may be deemed to share with Joseph Stilwell voting and disposition power with regard to the shares of Common Stock held by Stilwell Value Partners II and Stilwell Value Partners VII.

CUSIP No. 417429107	SCHEDULE 13D	Page 19 of 24

Item 6. Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer

Other than the Joint Filing Agreement filed as Exhibit 1 to the Original Schedule 13D, the Stock Option Agreements filed with the Third Amendment as Exhibits 4 and 5, and the Stock Option Agreements filed with this Sixth Amendment as Exhibits 8 and 9, there are no contracts, arrangements, understandings or relationships among the persons named in Item 2 hereof and between such persons and any person with respect to any securities of the Issuer, including but not limited to transfer or voting of any of the securities, finders' fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, divisions of profits or losses, or the giving or withholding of proxies, except for sharing of profits. Stilwell Value LLC, in its capacity as general partner of Stilwell Value Partners II and Stilwell Value Partners VII, and Joseph Stilwell, in his capacity as the general partner of Stilwell Partners and managing member and 99% owner of Stilwell Value LLC, are entitled to an allocation of a portion of profits.

See Items 1 and 2 above regarding disclosure of the relationships between members of the Group, which disclosure is incorporated herein by reference.

Item 7. Material to be Filed as Exhibits

Exhibit No.	Description
1	Joint Filing Agreement, dated April 1, 2011, filed with the Original Schedule 13D
2	Nominee Agreement dated February 6, 2012, with Peter Wilson, filed with the Third Amendment
3	Nominee Agreement dated February 6, 2012, with Mark Saladin, filed with the Third Amendment
4	Stock Option Agreement dated February 6, 2012, with Peter Wilson, filed with the Third Amendment
5	Stock Option Agreement dated February 6, 2012, with Mark Saladin, filed with the Third Amendment
6	Nominee Agreement dated February 28, 2013, with nominee Mark Saladin
7	Nominee Agreement dated February 28, 2013, with alternate nominee Scott Ripkey
8	Stock Option Agreement dated February 28, 2013, with nominee Mark Saladin
9	Stock Option Agreement dated February 28, 2013, with alternate nominee Scott Ripkey

CUSIP No. 417429107	SCHEDULE 13D	Page 20 of 24

SIGNATURES

After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this statement is true, complete and correct.

Date: March 1, 2013

STILWELL VALUE PARTNERS II, L.P.

By:	STILWELL VALUE LLC
General Partner

/s/ Joseph Stilwell
	By:	Joseph Stilwell
Managing Member

STILWELL VALUE PARTNERS VII, L.P.

By:	STILWELL VALUE LLC
General Partner

/s/ Joseph Stilwell
	By:	Joseph Stilwell
Managing Member

STILWELL PARTNERS, L.P.
/s/ Joseph Stilwell
By:	Joseph Stilwell
General Partner

STILWELL VALUE LLC

/s/ Joseph Stilwell
By:	Joseph Stilwell
Managing Member

JOSEPH STILWELL

/s/ Joseph Stilwell
Joseph Stilwell

CUSIP No. 417429107	SCHEDULE 13D	Page 21 of 24

APPENDIX A

IDENTITY OF PARTICIPANTS

The participants in this solicitation include Stilwell Value Partners II, L.P., a Delaware limited partnership ("Stilwell Value Partners II"); Stilwell Value Partners VII, L.P., a Delaware limited partnership ("Stilwell Value Partners VII"); Stilwell Partners, L.P., a Delaware limited partnership ("Stilwell Partners"); Stilwell Value LLC, a Delaware limited liability company ("Stilwell Value LLC"), and Joseph Stilwell (collectively, the "Beneficial Owners"), as well as Mark S. Saladin and Scott Ripkey (together, the "Nominees," and collectively with the Beneficial Owners, the "Participants").

With respect to each Participant, other than as disclosed in this Appendix A, such Participant is not, and, within the past year, was not a party to any contract, arrangement or understanding with any person with respect to any securities of Harvard Illinois Bancorp, Inc. (the "Issuer"), including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, except for sharing of profits. Stilwell Value LLC, in its capacity as general partner of Stilwell Value Partners II and Stilwell Value Partners VII, and Joseph Stilwell, in his capacity as the general partner of Stilwell Partners and managing member and 99% owner of Stilwell Value LLC, are entitled to an allocation of a portion of profits. With respect to each Participant, other than as disclosed in this Appendix A, neither such Participant nor any of such Participant's associates has any arrangement or understanding with any person with respect to (A) any future employment by the Issuer or its affiliates or (B) any future transactions to which the Issuer or any of its affiliates will or may be a party.

DIRECT BENEFICIAL OWNERSHIP OF PARTICIPANTS

The table below shows the number of shares of Common Stock beneficially owned directly by each Participant. Any Participant not listed in the table does not have direct beneficial ownership of Common Stock. The indirect beneficial ownership of Common Stock by the Participants is described below under "Description of Beneficial Ownership and Beneficial Owners."

Tittle of Class	Name of Beneficial Owner	Direct Beneficial Ownership	Percent of Class (1)

Common Stock, par value $0.01 per share ("Common Stock")	Stilwell Value Partners II	24,930	3.1%
Common Stock	Stilwell Value Partners VII	15,070	1.8%
Common Stock	Stilwell Partners	40,000	4.9%

(1) The percentages used in this filing are calculated based on the number of outstanding shares of Common Stock, 816,076, reported as the number of outstanding shares as of November 9, 2012, in the Issuer's Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012.

CUSIP No. 417429107	SCHEDULE 13D	Page 22 of 24

DESCRIPTION OF BENEFICIAL OWNERSHIP AND BENEFICIAL OWNERS

Joseph Stilwell is the general partner of Stilwell Partners and the managing member of and owner of more than 99% of the equity in Stilwell Value LLC, which is the general partner of Stilwell Value Partners II and Stilwell Value Partners VII.

The business address of Stilwell Value Partners II, Stilwell Value Partners VII, Stilwell Partners, Stilwell Value LLC, and Joseph Stilwell is 111 Broadway, 12th Floor, New York, New York 10006.

The principal employment of Joseph Stilwell is investment management. Stilwell Value Partners II, Stilwell Value Partners VII and Stilwell Partners are private investment partnerships engaged in the purchase and sale of securities for their own accounts. Stilwell Value LLC is in the business of serving as the general partner of Stilwell Value Partners II, Stilwell Value Partners VII and related partnerships.

Because he is the general partner of Stilwell Partners, Joseph Stilwell has the power to direct the affairs of Stilwell Partners, including the voting and disposition of shares of Common Stock held in the name of Stilwell Partners. Therefore, Joseph Stilwell is deemed to share voting and disposition power with Stilwell Partners with regard to those shares of Common Stock.

Because he is the managing member and 99% owner of Stilwell Value LLC, which is the general partner of Stilwell Value Partners II and Stilwell Value Partners VII, Joseph Stilwell has the power to direct the affairs of Stilwell Value Partners II and Stilwell Value Partners VII, including the voting and disposition of shares of Common Stock held in the name of Stilwell Value Partners II and Stilwell Value Partners VII. Therefore, Joseph Stilwell is deemed to share voting and disposition power with Stilwell Value Partners II and Stilwell Value Partners VII with regard to those shares of Common Stock.

The Beneficial Owners may be deemed to beneficially own, in the aggregate, 80,000 shares of Common Stock, representing approximately 9.8% of the Issuer's outstanding shares of Common Stock (based upon the 816,076 shares of Common Stock reported as the number of outstanding shares as of November 9, 2012, in the Issuer's Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012). The Beneficial Owners have an interest in the election of directors at the Issuer's annual meeting as stockholders.

TWO YEAR SUMMARY TABLE

The following table indicates the date of each purchase of shares of Common Stock by Joseph Stilwell and entities affiliated with Mr. Stilwell within the past two years and the number of shares of Common Stock in each purchase. No shares were sold during the period.

Name	Date	Shares of Common Stock Purchased
Stilwell Value Partners II	03/31/11	9,780
Stilwell Value Partners II	04/04/11	8,650
Stilwell Value Partners II	04/07/11	2,500
Stilwell Value Partners II	12/13/11	1,000
Stilwell Value Partners II	12/19/11	300
Stilwell Value Partners II	12/21/11	1,000
Stilwell Value Partners II	12/22/11	1,000
Stilwell Value Partners II	01/30/12	700

Stilwell Value Partners VII	03/31/11	7,500
Stilwell Value Partners VII	04/04/11	5,800
Stilwell Value Partners VII	04/07/11	1,770

(1) Such funds were provided from time to time, in part by margin account loans from subsidiaries of Fidelity Brokerage Services LLC extended in the ordinary course of business. All purchases of shares of Common Stock made by the Group using funds borrowed from Fidelity Brokerage Services LLC, if any, were made in margin transactions on their usual terms and conditions. All or part of the shares of Common Stock owned by members of the Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the Group. Such loans generally bear interest at a rate based on the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. There are currently no outstanding loans or indebtedness by the Group with respect to its shares of Common Stock.

CUSIP No. 417429107	SCHEDULE 13D	Page 23 of 24

INFORMATION ABOUT NOMINEES

With respect to each Nominee, such Nominee is independent under the independence standards applicable to the Issuer under (i) paragraph (a)(1) of Item 407 of Regulation S-K and (ii) NASDAQ Listing Rule 5605.

NAME:	Mark S. Saladin

AGE:	54

BUSINESS ADDRESS:	40 Brink Street Crystal Lake, Illinois 60014

PRINCIPAL OCCUPATION OR EMPLOYMENT:	See below

CITIZENSHIP:	United States

Mr. Saladin has been a Partner at the law firm of Zanck, Coen & Wright, P.C. since 1998. His areas of practice include general business and corporate law, real estate, and real estate development. Mr. Saladin has been a Woodstock, Illinois City Council member since November 2010 and is currently serving a four year term ending in April 2015. He is the Vice President of McHenry County Youth Sports Association ("MCYSA"), a nonprofit organization which runs youth baseball events, and serves on the MCYSA board of directors. Mr. Saladin has a BA in Business-Economics from Illinois Benedictine College and received his JD from The John Marshall School of Law. Mr. Saladin has extensive management and business experience and experience advising and providing legal guidance to boards of directors and officers. He is not employed by any parent, subsidiary or other affiliate of the Issuer.

Mr. Saladin has an interest in the election of directors at the Issuer's annual meeting pursuant to the Nominee Agreement attached as Exhibit 6 and the Stock Option Agreement attached as Exhibit 8 to this Sixth Amendment, and pursuant to the Stock Option Agreement attached as Exhibit 5 to the Third Amendment.

CUSIP No. 417429107	SCHEDULE 13D	Page 24 of 24

Under the Stock Option Agreement dated as of February 28, 2013 (the "2013 Stock Option Agreement"), Mr. Saladin was granted the option to purchase an aggregate of 20,000 shares of the Common Stock owned by certain limited partnerships of which Stilwell Value LLC is the general partner at a purchase price of $13.75 per share (the "2013 Option Shares"). Of these, 5,000 2013 Option Shares will vest the day after the Issuer's 2013 annual meeting of stockholders (provided that Mr. Saladin has not withdrawn from and remains eligible for election as a director of Issuer through that date) and the remaining 15,000 2013 Option Shares will vest if and when Mr. Saladin is seated on the Issuer's board of directors by reason of solicitation of proxies by the Participants or at the invitation of the Issuer with the grantor's consent. The 2013 Option Shares will become exercisable upon the occurrence of certain transactions specified in the 2013 Stock Option Agreement and will expire three years after the first 5,000 2013 Option Shares vest, unless terminated earlier.

Under the Stock Option Agreement dated as of February 6, 2012 (the "2012 Stock Option Agreement"), Mr. Saladin was granted the option to purchase an aggregate of 20,000 shares of the Common Stock owned by Stilwell Value Partners II and Stilwell Value Partners VII at a purchase price of $13.00 per share (the "2012 Option Shares"). Of the 2012 Option Shares, 5,000 shares vested on May 25, 2012 (the "2012 Vesting Date"). The remaining 15,000 unvested 2012 Option Shares terminated in accordance with the 2012 Stock Option Agreement. The 5,000 vested 2012 Option Shares will become exercisable upon the occurrence of certain transactions specified in the 2012 Stock Option Agreement and will expire three years after the 2012 Vesting Date, unless terminated earlier. Mr. Saladin does not, and his associates do not, own, beneficially or of record, any shares of Common Stock of the Issuer.

NAME:	Scott Ripkey

AGE:	47

BUSINESS ADDRESS:	1021 Tarrant Drive Fontana, Wisconsin 53125

PRINCIPAL OCCUPATION OR EMPLOYMENT:	See below

CITIZENSHIP:	United States

For more than 5 years, Mr. Ripkey has been employed by and has been the President of Fontana Partners, Inc., which is a manufacturers' representative of manufacturers of plastics and metals for the automotive, medical and fueling services industries. He was the Vice President of United Plastics Group from 1999 until 2002 and a director of United Plastics Group from 2000 until 2001. Prior to joining United Plastics Group, Mr. Ripkey was a sales manager for Kiehl Engineering Company. Mr. Ripkey received a BS from the University of Minnesota. He has valuable business and management insight and extensive leadership experience. He is not employed by any parent, subsidiary or other affiliate of the Issuer.

Mr. Ripkey has an interest in the election of directors at the Issuer's annual meeting pursuant to the Nominee Agreement attached as Exhibit 7 and the Stock Option Agreement attached as Exhibit 9 to this Sixth Amendment. Under the Stock Option Agreement dated as of February 28, 2013, Mr. Ripkey was granted the option to purchase an aggregate of 20,000 shares of the Common Stock owned by certain limited partnerships of which Stilwell Value LLC is the general partner at a purchase price of $13.75 per share ("Option Shares"). Of these, 5,000 Option Shares will vest the day after the Issuer's 2013 annual meeting of stockholders (provided that Mr. Ripkey has not withdrawn from and remains eligible for election as a director of Issuer through that date) and the remaining 15,000 Option Shares will vest if and when Mr. Ripkey is seated on the Issuer's board of directors by reason of solicitation of proxies by the Participants or at the invitation of the Issuer with the grantor's consent. The option will become exercisable upon the occurrence of certain transactions specified in the Stock Option Agreement and will expire three years after the first 5,000 Option Shares vest, unless terminated earlier. Mr. Ripkey does not, and his associates do not, own, beneficially or of record, any shares of Common Stock of the Issuer.